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                                                                    EXHIBIT 23.4

                          CONSENT OF PRIME DATA, INC.


     Prime Data hereby consents to the references to it and information provided by it in the Registration Statement on Form S-3 (Registration No. 333-22117) of LeCroy Corporation and the Prospectus contained therein.


                                  Very truly yours,


                                  PRIME DATA, INC.

March 21, 1997

                                  By   /s/ Galen W. Wampler
                                  --------------------
                                  Name:  Galen W. Wampler
                                  Title:  President